SHARE EXCHANGE AGREEMENT

                                 by and between

                       I-TRACK, INC., A NEVADA CORPORATION

                                       and

         STRATEGIC COMMUNICATIONS PARTNERS, INC., A WYOMING CORPORATION



                           Dated as of March 17, 2003

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                                TABLE OF CONTENTS

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                                                                                                               PAGE
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THE SHARE EXCHANGE................................................................................................4
         1.1      THE SHARE EXCHANGE..............................................................................4
         1.2      NUMBER OF SHARES OF ITI COMMON STOCK............................................................4
         1.3      CONVERSION OF SCP COMMON STOCK..................................................................4
         1.4      CONVERSION OF SCP WARRANTS......................................................................5
         1.5      EFFECTIVE TIME..................................................................................5
         1.6      FRACTIONAL SHARES...............................................................................5
         1.7      RESERVATION OF SHARES...........................................................................5
         1.8      DISSENTING SHARES...............................................................................5
         1.9      EXCHANGE OF CERTIFICATES........................................................................6
         1.10     NO FURTHER OWNERSHIP RIGHTS IN SCP COMMON STOCK.................................................6
         1.11     LOST, STOLEN OR DESTROYED CERTIFICATES..........................................................6
         1.12     EXEMPTION FROM REGISTRATION.....................................................................6
         1.13     REPORTING OF SHARE EXCHANGE.....................................................................6
         1.14     BOARD OF DIRECTORS AND OFFICERS OF ITI..........................................................6
         1.15     TAKING OF NECESSARY ACTION; FURTHER ACTION......................................................6
THE CLOSING.......................................................................................................7
         2.1      TIME AND PLACE OF CLOSING.......................................................................7
         2.2      OBLIGATIONS OF SCP AND THE SCP SHAREHOLDERS AT OR PRIOR TO THE CLOSING..........................7
         2.3      OBLIGATIONS OF ITI AT OR PRIOR TO THE CLOSING...................................................7
REPRESENTATIONS AND WARRANTIES OF SCP.............................................................................8
         3.1      ORGANIZATION AND QUALIFICATION..................................................................8
         3.2      CAPITALIZATION..................................................................................8
         3.3      SUBSIDIARIES AND AFFILIATES.....................................................................8
         3.4      OPTIONS OR OTHER RIGHTS.........................................................................8
         3.5      OWNERSHIP OF SHARES.............................................................................9
         3.6      VALIDITY AND EXECUTION OF AGREEMENT.............................................................9
         3.7      NO CONFLICT.....................................................................................9
         3.8      CONSENTS AND APPROVALS..........................................................................9
         3.9      VIOLATION OF LAWS, PERMITS, ETC.................................................................9
         3.10     BOOKS AND RECORDS..............................................................................10
         3.11     SCP FINANCIAL STATEMENTS.......................................................................10
         3.12     UNDISCLOSED LIABILITIES........................................................................10
         3.13     ASSETS; TITLE TO PROPERTY; ENCUMBRANCES........................................................10
         3.14     TAXES..........................................................................................11
         3.15     LITIGATION.....................................................................................11
         3.16     CONTRACTS AND OTHER AGREEMENTS.................................................................12
         3.17     ACCOUNTS RECEIVABLE AND ACCOUNTS PAYABLE.......................................................12
         3.18     COMPENSATION ARRANGEMENTS; OFFICERS AND DIRECTORS..............................................12
         3.19     ERISA..........................................................................................12
         3.20     OPERATIONS.....................................................................................12
         3.21     INTELLECTUAL PROPERTY..........................................................................14
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         3.22     EMPLOYEE RELATIONS.............................................................................14
         3.23     INSURANCE......................................................................................14
         3.24     LICENSES AND PERMITS...........................................................................14
         3.25     NO MATERIAL ADVERSE CHANGE.....................................................................14
         3.26     COMPLIANCE WITH THE FOREIGN CORRUPT PRACTICES ACT..............................................15
         3.27     BROKERS........................................................................................15
         3.28     DISCLOSURE.....................................................................................15
         3.29     SCP SHAREHOLDERS...............................................................................15
REPRESENTATIONS AND WARRANTIES OF ITI............................................................................16
         4.1      ORGANIZATION AND QUALIFICATION.................................................................16
         4.2      CAPITALIZATION.................................................................................16
         4.3      SUBSIDIARIES AND AFFILIATES....................................................................16
         4.4      OPTIONS OR OTHER RIGHTS........................................................................16
         4.5      VALIDITY AND EXECUTION OF AGREEMENT............................................................16
         4.6      NO CONFLICT....................................................................................17
         4.7      CONSENTS AND APPROVALS.........................................................................17
         4.8      VIOLATION OF LAWS, PERMITS, ETC................................................................17
         4.9      BOOKS AND RECORDS..............................................................................17
         4.10     ITI FINANCIAL STATEMENTS.......................................................................17
         4.11     UNDISCLOSED LIABILITIES........................................................................18
         4.12     ASSETS; TITLE TO PROPERTY; ENCUMBRANCES........................................................18
         4.13     TAXES..........................................................................................18
         4.14     LITIGATION.....................................................................................19
         4.15     CONTRACTS AND OTHER AGREEMENTS.................................................................19
         4.16     COMPENSATION ARRANGEMENTS; OFFICERS, DIRECTORS AND EMPLOYEES...................................19
         4.17     ERISA..........................................................................................19
         4.18     OPERATIONS.....................................................................................19
         4.19     INTELLECTUAL PROPERTY..........................................................................22
         4.20     INSURANCE......................................................................................22
         4.21     LICENSES AND PERMITS...........................................................................22
         4.22     NO MATERIAL ADVERSE CHANGE.....................................................................23
         4.23     BROKERS........................................................................................23
         4.24     APPROVAL OF SHARE EXCHANGE.....................................................................23
         4.25     SEC REPORTING STATUS...........................................................................23
         4.26     INVESTMENT COMPANY.............................................................................23
         4.27     TRADING STATUS.................................................................................23
         4.28     DISCLOSURE.....................................................................................24
         4.29     COMPLIANCE WITH THE FOREIGN CORRUPT PRACTICES ACT..............................................24
         4.30     LOAN...........................................................................................24
ACTIONS PRIOR TO CLOSING.........................................................................................24
         5.1      CORPORATE EXAMINATIONS AND INVESTIGATIONS......................................................24
         5.2      CONDUCT AND PRESERVATION OF BUSINESS OF ITI....................................................25
         5.3      CONDUCT AND PRESERVATION OF BUSINESS OF SCP....................................................25
         5.4      ADVICE OF CHANGES..............................................................................25
         5.5      NO NEGOTIATION.................................................................................26
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         5.6      OTC BULLETIN BOARD.............................................................................26
         5.7      SEC REPORTS....................................................................................26
         5.8      SHAREHOLDER APPROVALS..........................................................................26
         5.9      OTHER AGREEMENTS...............................................................................26
CONDITIONS PRECEDENT TO CLOSING..................................................................................27
         6.1      CONDITIONS PRECEDENT TO THE OBLIGATIONS OF ITI TO COMPLETE THE CLOSING.........................27
         6.2      CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SCP TO COMPLETE THE CLOSING.........................28
POST-CLOSING COVENANTS...........................................................................................30
         7.1      FURTHER INFORMATION............................................................................30
         7.2      RECORD RETENTION...............................................................................30
         7.3      POST-CLOSING ASSISTANCE........................................................................30
         7.4      SEC REPORTING..................................................................................30
         7.5      S-8 REGISTRATION STATEMENT.....................................................................31
SURVIVAL; INDEMNIFICATION........................................................................................31
         8.1      SURVIVAL OF AGREEMENTS, REPRESENTATIONS AND WARRANTIES.........................................31
TERMINATION OF AGREEMENT.........................................................................................31
         9.1      TERMINATION....................................................................................31
         9.2      SURVIVAL AFTER TERMINATION.....................................................................32
MISCELLANEOUS....................................................................................................32
         10.1     EXPENSES.......................................................................................32
         10.2     FURTHER ASSURANCES.............................................................................32
         10.3     NOTICES........................................................................................32
         10.4     ARBITRATION....................................................................................33
         10.5     PUBLICITY......................................................................................34
         10.6     ENTIRE AGREEMENT...............................................................................34
         10.7     WAIVERS AND AMENDMENTS.........................................................................34
         10.8     GOVERNING LAW..................................................................................34
         10.9     BINDING EFFECT, NO ASSIGNMENT..................................................................34
         10.10       COUNTERPARTS................................................................................34
         10.11       EXHIBITS AND SCHEDULES......................................................................34
         10.12       EFFECT OF DISCLOSURE ON SCHEDULES...........................................................34
         10.13       HEADINGS....................................................................................35
         10.14       SEVERABILITY OF PROVISIONS..................................................................35


SCHEDULE A - SCP SHAREHOLDERS
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THIS SHARE  EXCHANGE  AGREEMENT  is entered  into as of March __,  2003,  by and
between   I-TRACK,   INC.,  a  Nevada   corporation   ("ITI"),   and   STRATEGIC
COMMUNICATIONS PARTNERS, INC., a Wyoming corporation ("SCP").

                                    RECITALS

A. The Boards of Directors of each of ITI and SCP have determined that it is in the best interests of ITI and SCP (as applicable) and their respective shareholders that ITI acquire SCP through a statutory share exchange under the laws of Nevada and Wyoming (the "SHARE EXCHANGE") and, in furtherance thereof, have approved the Share Exchange, this Agreement and the transactions contemplated hereby.

B. Pursuant to the Share Exchange, among other things, and subject to the terms and conditions of this Agreement, all of the shares of capital stock of SCP which are issued and outstanding immediately prior to the Effective Time (as defined below) shall be converted into the right to receive shares of common stock, $0.001 par value per share, of ITI ("ITI COMMON STOCK") on the terms and subject to the conditions set forth herein.

C. ITI and SCP desire to make certain representations, warranties, covenants and agreements in connection with the Share Exchange.


                                    AGREEMENT

NOW,  THEREFORE,  for  and in  consideration  of the  premises  and  the  mutual
agreements   hereinafter  set  forth,  in  accordance  with  the  provisions  of applicable law, the parties hereby agree as follows:

                                    ARTICLE I
                               THE SHARE EXCHANGE

1.1 THE SHARE EXCHANGE. At the Effective Time and upon the terms and subject to the conditions of this Agreement and the applicable provisions of the corporate statutes of the State of Nevada and all amendments and additions thereto (the "NEVADA LAW") and the corporate statutes of the State of Wyoming and all amendments and additions thereto (the "WYOMING LAW"), by virtue of the Share Exchange and without any action on the part of ITI or the holder of any shares of SCP Common Stock, the following shall occur:

1.2 NUMBER OF SHARES OF ITI COMMON STOCK. The stockholders of SCP named on SCHEDULE A attached to this Agreement (the "SCP SHAREHOLDERS") shall receive an aggregate of 19,000,000 shares of ITI Common Stock on a pro rata basis based on their percentage shareholdings in SCP at the Effective Date, and SCP shall become a wholly-owned subsidiary of ITI.

1.3 CONVERSION OF SCP COMMON STOCK. Each share of SCP Common Stock issued and outstanding immediately prior to the Effective Time (other than any Dissenting Shares, as such term is defined in SECTION 1.8) will be automatically cancelled and extinguished and

Share Exchange Agreement - Page 4
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         each  share  of  SCP  Common  Stock  that  is  issued  and  outstanding
         immediately   prior  to  the   Effective   Time   shall  be   converted
         automatically into the right to receive that amount which is 19,000,000 divided by the total number of shares of SCP Common Stock issued and outstanding immediately prior to the Effective Time (the "EXCHANGE RATIO").

1.4 CONVERSION OF SCP WARRANTS. Each warrant to purchase a share of SCP Common Stock ("SCP WARRANT") issued and outstanding immediately prior to the Effective Time will be automatically cancelled and extinguished and each SCP Warrant that is issued and outstanding immediately prior to the Effective Time shall be converted automatically into an equivalent right to purchase a share of ITI Common Stock using the Exchange Ratio (the "NEW ITI WARRANTS"). The shares underlying the New ITI Warrants shall be in addition to the 19,000,000 share of ITI Common Stock to be issued to the SCP Shareholders.

1.5 EFFECTIVE TIME. The Share Exchange will become effective upon the proper filing of Articles of Share Exchange with the Secretary of State of the States of Nevada and Wyoming, or such other jurisdictions as required (the "EFFECTIVE TIME").

1.6 FRACTIONAL SHARES. No fraction of a share of ITI Common Stock will be issued upon such exchange of shares of SCP Common Stock. Instead amounts of shares will be rounded to the nearest whole number.

1.7 RESERVATION OF SHARES. ITI will reserve sufficient shares of ITI Common Stock for issuance pursuant to SECTION 1.3.

1.8      DISSENTING SHARES.

         (a) Notwithstanding any provision of this Agreement to the contrary, any shares of SCP Common Stock held by a holder who has demanded and perfected appraisal rights for such shares in accordance with Wyoming Law and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal or dissenters' rights ("DISSENTING SHARES") shall not be converted into or represent a right to receive ITI Common Stock pursuant to SECTIONS 1.2 and 1.3, but the holder thereof shall only be entitled to such rights as are granted by Wyoming Law.

         (b) Notwithstanding the provisions of SECTION 1.8(A), if any holder of shares of SCP Common Stock who demands appraisal of such shares under Wyoming Law shall effectively withdraw or lose (through failure to perfect or otherwise) the right to appraisal, then, as of the later of (i) the Effective Time or
                  (ii) the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive ITI Common Stock as provided in SECTIONS 1.2 and 1.3, without interest thereon, in accordance with SECTIONS 1.2 and 1.3.

         (c) SCP shall give ITI (i) prompt notice of its receipt of any written demands for appraisal of any shares of ITI Common Stock, withdrawals of such demands, and any other instruments relating to the Share Exchange received by SCP and (ii) the

Share Exchange Agreement - Page 5
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                  opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under Wyoming Law.

1.9 EXCHANGE OF CERTIFICATES. At Closing, or as soon as practicable thereafter, ITI or its transfer agent shall issue a letter of transmittal to each SCP Shareholder listed on SCHEDULE A hereto. After having received a completed letter of transmittal and certificates representing such SCP Shareholder's SCP Common Stock, the transfer agent shall deliver certificates representing the whole number of shares of ITI Common Stock into which such SCP Shareholder's shares of SCP Common Stock shall have been exchanged as set forth herein.

1.10 NO FURTHER OWNERSHIP RIGHTS IN SCP COMMON STOCK. All shares of ITI Common Stock issued upon the surrender for exchange of shares of SCP Common Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of SCP Common Stock, and there shall be no further registration of transfers on the records of SCP of shares of SCP Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates are presented to the ITI for any reason, they shall be canceled and exchanged as provided in this Article 1.

1.11 LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any certificates evidencing shares of SCP Common Stock shall have been lost, stolen or destroyed, the transfer agent for ITI shall issue certificates representing such shares of ITI Common Stock in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof.

1.12 EXEMPTION FROM REGISTRATION. The shares of ITI Common Stock to be issued pursuant to SECTIONS 1.2 and 1.3 in connection with the Share Exchange will be issued in a transaction exempt from registration under the Securities Act of 1933, as amended (including the rules and regulations promulgated thereunder, the "SECURITIES ACT").

1.13 REPORTING OF SHARE EXCHANGE. For federal, state, and local income tax return reporting purposes, all parties agree to treat the Share Exchange as a nontaxable exchange under Section 368 of the Internal Revenue Code.

1.14 BOARD OF DIRECTORS AND OFFICERS OF ITI. Simultaneously at Closing, the number of directors of ITI shall be three (3). All of existing directors of ITI shall resign, except for Peter Fisher. Mr. Fisher shall appoint Phillip L. Allen and Brad Woods to fill the vacancies on the board of directors. All of the existing officers of ITI shall resign and the new board of directors shall elect the following to serve as officers of ITI: Phillip L Allen - Chairman and President; and Brad Woods - Secretary and Treasurer.

1.15 TAKING OF NECESSARY ACTION; FURTHER ACTION. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement, the officers and directors of ITI are fully authorized to take, and will use their reasonable efforts to take, all such lawful and necessary action.

Share Exchange Agreement - Page 6

                                   ARTICLE II
                                   THE CLOSING

2.1 TIME AND PLACE OF CLOSING. The closing of the Share Exchange (the "CLOSING") shall, unless otherwise agreed to in writing by the parties, take place at the law offices of Dill Dill Carr Stonbraker & Hutchings, P.C., 455 Sherman Street, Suite 300, Denver, Colorado 80203, at a time to be determined by the parties, on or prior to March 31, 2003.

2.2 OBLIGATIONS OF SCP AND THE SCP SHAREHOLDERS AT OR PRIOR TO THE CLOSING. At or prior to Closing, and subject to the satisfaction by ITI of its obligations hereunder, SCP and the SCP Shareholders shall deliver to ITI the following:

         (a) A copy of the Articles of Incorporation of SCP certified as of a date within ten days of the Closing by the Secretary of State of the State of Wyoming and certified by the corporate secretary of SCP as to the absence of any amendments between the date of certification by the Secretary of State and the Closing;

         (b) A certificate from the Secretary of State of the State of Wyoming as to the existence and good standing of SCP as of a date within ten days of the Closing;

         (c) A certificate of the corporate secretary of SCP attaching thereto true and correct copies of the bylaws of SCP;

         (d)      The certificate of SCP referred to in SECTION 6.1 hereof;

         (e)      Such  other  documents  as  are  required   pursuant  to  this
                  Agreement or as may reasonably be requested from SCP by ITI or its counsel; and

         (f) The certificates evidencing the shares of SCP Common Stock owned by the SCP Shareholders, duly endorsed for transfer to ITI.

2.3 OBLIGATIONS OF ITI AT OR PRIOR TO THE CLOSING. At or prior to Closing, and subject to the satisfaction by SCP of its obligations hereunder, ITI shall deliver to SCP and the SCP Shareholders the following:

         (a) A copy of the Articles of Incorporation of ITI certified as of a date within ten days of the Closing by the Secretary of State of the State of Nevada and certified by the corporate secretary of ITI as to the absence of any amendments between the date of certification by the Secretary of State and the Closing;

         (b) A certificate from the Secretary of State of the State of Nevada as to the existence and good standing of ITI as of a date within ten days of the Closing;

         (c) A certificate of the corporate secretary of ITI attaching thereto true and correct copies of the bylaws of ITI and the corporate resolutions duly adopted by the board of

Share Exchange Agreement - Page 7
                  directors  of  ITI   authorizing   the   consummation  of  the
                  transactions contemplated hereby;

         (d)      The certificate of ITI referred to in SECTION 6.2 hereof;

         (e)      Such  other  documents  as  are  required   pursuant  to  this
                  Agreement or as may reasonably be requested from ITI by SCP or its counsel; and

         (f) Certificates evidencing the ITI Common Stock to be issued to the SCP Shareholders pursuant to ARTICLE I hereof.


                                   ARTICLE III
                      REPRESENTATIONS AND WARRANTIES OF SCP

Except as expressly set forth and specifically identified by the section number of this Agreement in the schedule delivered by SCP to ITI contemporaneously with the execution of this Agreement (the "SCP DISCLOSURE SCHEDULE"), SCP represents, warrants, and covenants to ITI as follows:

3.1 ORGANIZATION AND QUALIFICATION. SCP is a corporation duly organized, validly existing and in good standing under the laws of the State of Wyoming and has all requisite corporate power and authority to (a) own, lease and operate its properties and assets as they are now owned, leased and operated and (b) carry on its business as currently conducted and as proposed to be conducted. SCP is duly qualified or licensed to do business in each jurisdiction in which the failure to be so qualified or licensed could have a material adverse effect in the business, operations, properties, assets, liabilities, prospects, or condition (financial or otherwise) of SCP (hereinafter a "MATERIAL EFFECT").

3.2 CAPITALIZATION. As of March 17, 2003, the issued and outstanding capital stock of SCP consists of 7,600,000 shares of common stock. Immediately prior to Closing, the number of issued and outstanding shares of SCP common stock shall not exceed 19,000,000. All of the issued and outstanding shares of capital stock of SCP are and will be validly issued, fully paid, and nonassessable, and none of such shares has been or will be issued in violation of the preemptive rights of any person.

3.3 SUBSIDIARIES AND AFFILIATES. Except as set forth in SECTION 3.3 of the SCP Disclosure Schedule, SCP does not own or hold, directly or indirectly, any equity, debt, or other interest in any entity or business or any option to acquire any such interest.

3.4 OPTIONS OR OTHER RIGHTS. Except as set forth in SECTION 3.4 of the SCP Disclosure Schedule, no options, warrants, calls, commitments or other rights to acquire, sell or issue shares of capital stock or other equity interests of SCP, whether upon conversion of other securities or otherwise, are issued or outstanding, and there is no agreement or understanding with respect to the voting of such capital stock or other equity interests.

Share Exchange Agreement - Page 8

3.5 OWNERSHIP OF SHARES. The shares of SCP Common Stock are owned of record and to the best knowledge of SCP beneficially by the SCP Shareholders as set forth on Schedule A. To the knowledge of SCP, the SCP Shareholders possess full authority and legal right to sell, transfer, and assign the entire legal and beneficial ownership of the shares of SCP common stock, free from all liens, claims, and encumbrances of any kind.

3.6 VALIDITY AND EXECUTION OF AGREEMENT. SCP has the full legal right, capacity and power required to enter into, execute and deliver this Agreement and to carry out the transactions contemplated, subject to approval of the shareholders of SCP and the terms set forth in this Agreement. This Agreement has been duly executed and delivered by SCP and constitutes the valid and binding obligation of SCP, enforceable in accordance with its terms, subject to the qualification that enforcement of the rights and remedies created hereby is subject to (a) bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and
         (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

3.7 NO CONFLICT. Except as set forth in SECTION 3.7 of the SCP Disclosure Schedule and to the knowledge of SCP, none of the execution, delivery, or performance of this Agreement does or will: (a) result in any violation or be in conflict with or constitute a default under any term or provision of the Articles of Incorporation or bylaws of SCP or any term or provision of any judgment, decree, order, statute, injunction, rule, or regulation applicable to SCP that would cause a Material Effect, or of any material note, bond, mortgage, indenture, lease, license, franchise, agreement, or other instrument or obligation to which SCP or is bound that would cause a Material Effect; (b) result in the creation of any material option, pledge, security interest, lien, charge, encumbrance, or restriction, whether imposed by agreement, understanding, law or otherwise, except those arising under applicable federal or state securities laws (hereinafter an "ENCUMBRANCE") upon any of the properties or assets of SCP pursuant to any such term or provision that would cause a Material Effect; or (c) constitute a default under, terminate, accelerate, amend or modify, or give any party the right to terminate, accelerate, amend, modify, abandon, or refuse to perform or comply with, any material contract, agreement, arrangement, commitment, or plan to which SCP is a party, or by which SCP or any of its properties or assets may be subject or bound that would cause a Material Effect.

3.8 CONSENTS AND APPROVALS. No federal, state, or other regulatory approvals are required to be obtained, nor any regulatory requirements complied with, by SCP in connection with the Share Exchange, except for the filing of a Form D with the Securities and Exchange Commission and such other filings as are necessary with state securities authorities to claim an exemption for the Share Exchange.

3.9      VIOLATION OF LAWS, PERMITS, ETC.

         (a) SCP is not in violation of any term or provision of its Articles of Incorporation or bylaws, or of any material term or provision of any judgment, decree, order, statute, law, injunction, rule, ordinance, or governmental regulation that is applicable to it and where the failure to comply with which would have a Material Effect.

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


         (b) SCP has maintained in full force and effect all certificates, licenses, and permits material to the conduct of its business, and has not received any notification that any revocation or limitation thereof is threatened or pending.

3.10 BOOKS AND RECORDS. The books and records of SCP (including, without limitation, the books of account, minute books, and stock record books) are complete and correct in all material respects and have been maintained in accordance with sound business practices. The minute books of SCP are complete and current in all material respects and, as applicable, accurately reflect all actions taken by the shareholders and the board of directors of SCP since the date of inception of SCP, and all signatures contained therein are the true signatures of the persons whose signatures they purport to be.

3.11 SCP FINANCIAL STATEMENTS. The unaudited balance sheet of SCP as of December 31, 2002, and the related unaudited statement of income and statement of cash flows for the period from inception to December 31, 2002 (the "SCP FINANCIAL STATEMENTS"), true and complete copies of which have been delivered to ITI, present fairly, in all material respects, the financial position of SCP as at such dates and the results of operations of SCP for the periods then ended, in accordance with generally accepted accounting principles ("GAAP") consistently applied for the periods covered thereby.

3.12 UNDISCLOSED LIABILITIES. To the knowledge of SCP, SCP does not have any material direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise (all of the foregoing being collectively referred to as "LIABILITIES" and individually as a "LIABILITY"), of a kind required by GAAP to be set forth on a financial statement that is not fully and adequately reflected or reserved against on the SCP Financial Statements. SCP does not have any Liabilities, whether or not of a kind required by GAAP to be set forth on a financial statement, other than (a) Liabilities incurred in the ordinary course of business since the date of the latest balance sheet included in the SCP Financial Statements that are consistent with past practice and are included in the latest SCP Financial Statements, (b) Liabilities that are fully reflected on or reserved against on the latest balance sheet included in the SCP Financial Statements, or (c) as specifically disclosed in the SCP Financial Statements.

3.13 ASSETS; TITLE TO PROPERTY; ENCUMBRANCES. SCP has good and indefeasible title to and other legal right to use all properties and assets, real, personal and mixed, tangible and intangible, reflected as owned on the latest balance sheet included in the SCP Financial Statements or acquired after the date of such balance sheet, except for properties and assets disposed of in accordance with customary practice in the business or disposed of for full and fair value since the date of such balance sheet in the ordinary course of business consistent with past practice and except for matters that would not have a Material Effect. The assets listed on the balance sheet included in the SCP Financial Statements constitute all of the assets, tangible and intangible, of any nature whatsoever, necessary to operate SCP's business in the manner presently operated by SCP and include all operating assets of SCP. Such assets are owned free and clear of any Encumbrances, other then liens for Taxes for the current year

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


         which are not yet due and payable and those listed in SECTION 3.13 of the SCP Disclosure Schedule.

3.14 TAXES. All returns, reports, information returns, or other documents (including any related or supporting information) filed or required to be filed with any federal, state, local, or foreign governmental entity or others authority in connection with the determination, assessment or collection of any Tax (whether or not such Tax is imposed on SCP) or the administration of any laws, regulations or administrative requirements relating to any Tax (hereinafter "TAX RETURNS"), reports and declarations of estimated tax or estimated tax deposit forms required to be filed by SCP have been duly and timely filed; SCP has paid all taxes, charges, fees, levies or other assessments imposed by any federal, state, local or foreign taxing authority, whether disputed or not, including, without limitation, income, capital, estimated, excise, property, sales, transfer, withholding, employment, payroll, and franchise taxes and such terms shall include any interest, penalties or additions attributable to or imposed on or with respect to such assessments and any expenses incurred in connection with the settlement of any tax liability (hereinafter "TAXES") which have become due whether pursuant to such returns or any assessment received by it or otherwise, and has paid all installments of estimated Taxes due; and all Taxes which SCP is required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper court, tribunal, arbitrator or any government or political subdivision thereof, whether federal, state, county, local or foreign, or any agency, authority, official or instrumentality of any such government or political subdivision (hereinafter "GOVERNMENTAL OR REGULATORY BODY"). There are no tax liens upon any of the assets or properties of SCP except for any lien, pledge, hypothecation, mortgage, security interest, claim, lease, charge, option, right of first refusal, easement, servitude, transfer restriction under any member or similar agreement, encumbrance or any other restriction or limitation whatsoever, other than (i) materialmen's, mechanics', repairmen's or other like liens arising in the ordinary course of business for amounts either not yet due or being contested in good faith and by appropriate proceedings so long as such proceedings shall not involve any material danger of sale, forfeiture or loss of any part of the assets and shall have been disclosed to ITI hereunder, or (ii) any lien arising as a result of any act or omission of ITI (hereinafter "LIENS") for Taxes not yet due. SCP is not a party to any express tax settlement agreement, arrangement, policy or guideline, formal or informal (a "SETTLEMENT AGREEMENT"), and SCP does not have any obligation to make payments under any Settlement Agreement.

3.15     LITIGATION.

         (a) There is no action, proceeding, investigation, or inquiry pending or, to the best of SCP's knowledge, threatened (i) against or affecting any of SCP's assets or business that, if determined adversely to SCP, would result in a Material Effect or (ii) that questions this Agreement or any action contemplated by this Agreement or in connection with the Share Exchange.

         (b) SCP has no knowledge of any state of facts or of the occurrence or nonoccurrence of any event or group of related events, that should reasonably cause SCP to determine


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

                  that there exists any basis for any material claim against SCP for any of the matters described in paragraph (a) above.

3.16 CONTRACTS AND OTHER AGREEMENTS. SCP has made available to ITI complete and correct copies of all material written agreements, contracts, and commitments, together with all amendments thereto, and accurate (in all material respects) descriptions of all material oral agreements. Such agreements, contracts, and commitments are in full force and effect, and, to the best of SCP's knowledge, all other parties to such agreements, contracts, and commitments have performed all obligations required to be performed by them to date thereunder in all material respects and are not in default thereunder in any material respect.

3.17 ACCOUNTS RECEIVABLE AND ACCOUNTS PAYABLE. All accounts receivable reflected on the latest balance sheet of SCP included in the SCP Financial Statements, and all accounts receivable arising subsequent to December 31, 2002, (a) have arisen from BONA FIDE sales transactions in the ordinary course of business on ordinary trade terms and (b) have been collected or are collectible in the ordinary course of business in the aggregate recorded amounts thereof in accordance with their terms without valid set-off or counterclaim. SCP has made payments on accounts payable and other current obligations arising subsequent to December 31, 2002, in accordance with past practice of the business of SCP.

3.18 COMPENSATION ARRANGEMENTS; OFFICERS AND DIRECTORS. SECTION 3.18 to the SCP Disclosure Schedule sets forth: (a) the names of all present officers and directors of SCP and current annual salary, including any promised, expected or customary bonus or such other amount, and (b) the names and titles of all directors and officers of SCP. SCP has not made a commitment or agreement (verbally or in writing) to increase the compensation or to modify the conditions or terms of employment of any person listed in SECTION 3.18 to the SCP Disclosure Schedule. To the knowledge of SCP, none of such persons has made a threat to SCP to terminate such person's relationship with SCP.

3.19     ERISA.  Except  as set  forth  in  SECTION  3.19 to the SCP  Disclosure
         Schedule, there are no employee benefit plans as defined in ERISA ("PLANS") maintained for the benefit of, or covering, any employee, former employee, independent contractor or former independent contractor of SCP, or their dependents or their beneficiaries, or otherwise, now or heretofore contributed to by SCP, and no such Plan is or has ever been subject to ERISA.

3.20 OPERATIONS. Except as expressly authorized by this Agreement, and except as set forth in SECTION 3.20 to the SCP Disclosure Schedule, since the date of the latest SCP Financial Statements, SCP has not:

         (a) amended its Articles of Incorporation or By-Laws or merged with or into or consolidated with any other entity, or changed or agreed to rearrange in any manner the character of the business of SCP;

         (b) issued, sold or purchased options or rights to subscribe to, or entered into any contracts or commitments to issue, sell or purchase, any shares of its capital stock or


Share Exchange Agreement - Page 12
                  other equity interests except in the ordinary course of business and consistent with past practices;

         (c) issued any note, bond or other debt security, created, incurred or assumed any indebtedness for borrowed money other than in the ordinary course of business in connection with trade payables, or guaranteed any indebtedness for borrowed money or any capitalized lease obligation;

         (d) declared, set aside or paid any dividends or declared or made any other distributions of any kind to the shareholders, or made any direct or indirect redemption, retirement, purchase or other acquisition of any shares of its capital stock or other equity interests;

         (e) knowingly waived any right of material value to the business of SCP;

         (f) made any change in its accounting methods or practices or made any changes in depreciation or amortization policies or rates adopted by it or made any material write-down of inventory or material write-off as uncorrectable of accounts receivable;

         (g) made any wage or salary increase or other compensation payable or to become payable or bonus, or increase in any other direct or indirect compensation, for or to any of its officers, directors, employees, consultants, agents or other representatives, or any accrual for or commitment or agreement to make or pay the same, other than increases made in the ordinary course consistent with past practice;

         (h) entered into any transactions with any of its affiliates, shareholders, officers, directors, employees, consultants, agents or other representatives (other than employment arrangements made in the ordinary course of business consistent with past practice), or any affiliate of any shareholder, officer, director, consultant, employee, agent or other representative;

         (i) made any payment or commitment to pay any severance or termination pay to any person or any of its officers, directors, employees, consultants, agents or other representatives, other than payments or commitments to pay such persons or their officers, directors, employees in the ordinary course of business;

         (j)      except in the ordinary course of business, incurred or assumed
                  any  debt,   obligation  or  liability  (whether  absolute  or
                  contingent and whether or not currently due and payable);

         (k)      except  in  the  ordinary   course  of   business,   made  any
                  acquisition of all or any part of the assets, properties, capital stock or business of any other person;

         (l) except in the ordinary course of business, paid, directly or indirectly, any of its Liabilities before the same became due in accordance with their terms or otherwise

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

                  than in the ordinary course of business, except to obtain the benefit of discounts available for early payment;

         (m) except in the ordinary course of business, created, incurred or assumed any indebtedness for borrowed money, or guaranteed any indebtedness for borrowed money or any capitalized lease obligation;

         (n) except in the ordinary course of business, made any capital expenditures or commitments for capital expenditures; or

         (o) except in the ordinary course of business, terminated, failed to renew, amended or entered into any contract or other agreement of a type required to be disclosed pursuant to
                  SECTION 3.16.

3.21 INTELLECTUAL PROPERTY. SCP does not have any licenses, trademarks, trade names, domain names, or patents (hereinafter "INTELLECTUAL PROPERTY").

3.22 EMPLOYEE RELATIONS. SCP is not a party any agreement with any labor organization, collective bargaining or similar agreement with respect to its employees. There are no material complaints, grievances or arbitrations, employment-related litigation, administrative proceedings or controversies either pending or, to the knowledge of SCP, threatened, involving any employee, applicant for employment, or former employee of SCP against SCP. During the past five years, SCP has not suffered or sustained any labor dispute resulting in any work stoppage and no such work stoppage is, to the knowledge of SCP, threatened. To the knowledge of SCP, there are no attempts presently being made to organize any employees employed by SCP.

3.23 INSURANCE. SCP has not maintained any policies of insurance for its operations.

3.24 LICENSES AND PERMITS. Except as set forth in SECTION 3.24 of the SCP Disclosure Schedule, SCP has obtained all material government permits, licenses, domain name and other registrations, and other consents and authorizations (federal, state, local and foreign) of any Governmental or Regulatory Body (collectively, "PERMITS") are required to be obtained by SCP in connection with its properties or the business of SCP. SCP has not received any notice of any claim of revocation of any such Permit and has no knowledge of any event, which would be likely to give rise to such a claim. Further, SCP has not received any notice or other communication from any Governmental or Regulatory Body regarding any actual, alleged, possible or potential violation of, or failure to comply with, any federal, state, local, municipal, foreign, international, multinational or other constitution, law, ordinance, principle of common law, code, regulation, statute or treaty ("LEGAL REQUIREMENT").

3.25 NO MATERIAL ADVERSE CHANGE. Since the date of the SCP Financial Statements, there has not been any material adverse change in the business, operations, prospects, assets, results of operations or condition (financial or other) of SCP, and no event has occurred or circumstances exist that may result in such a material adverse change.

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


3.26 COMPLIANCE WITH THE FOREIGN CORRUPT PRACTICES ACT. SCP and its representatives have not, to obtain or retain business, directly or indirectly offered, paid, or promised to pay, or authorized the payment of, any money or other thing of value (including any fee, gift sample, travel expense or entertainment with a value in excess of $100.00 in the aggregate to any one individual in any year) or any commission payment in excess of 1% of any amount payable, to: (a) any person who is an official, officer, agent, employee or representative of any Governmental or Regulatory Body or of any existing or prospective customer (whether government owned or nongovernment owned); (b) any political party or official thereof; (c) any candidate for political or political party office; or (d) any other individual or entity; while knowing or having reason to believe that all or any portion of such money or thing of value would be offered, given, or promised, directly or indirectly, to any such official, officer, agent, employee, representative, political party, political party official, candidate, individual, or any entity affiliated with such customer, political party or official or political office. SCP has made all payments to third parties by check mailed to such third parties' principal place of business or by wire transfer to a bank located in the same jurisdiction as such party's principal place of business. Each transaction is properly and accurately recorded on the books and records of SCP, and each document upon which entries in SCP's books and records are based is complete and accurate in all respects. SCP maintains a system of internal accounting controls adequate to insure that SCP maintains no off-the-books accounts and that SCP's assets are used only in accordance with SCP's management directives.

3.27 BROKERS. All negotiations relating to this Agreement and the transactions contemplated hereby have been carried out by SCP directly with ITI without the intervention of any other person on behalf of SCP in such manner as to give rise to any valid claim by any person against SCP or ITI for a finder's fee, brokerage commission or similar payment.

3.28 DISCLOSURE. To the knowledge of SCP, neither this Agreement, nor any Schedule to this Agreement, contains an untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein not misleading.

3.29 SCP SHAREHOLDERS. To the knowledge of SCP, all of the SCP Shareholders approving the Share Exchange understand that the shares of ITI Common Stock are restricted securities under the Securities Act and acknowledge that such SCP Shareholder (i) is acquiring the ITI Common Stock for his own account without a view to distribution within the meaning of the Securities Act; (ii) has received from ITI its filings with the Securities and Exchange Commission and all other information that he has deemed necessary to make an informed investment decision with respect to an investment in ITI in general and the ITI Common Stock in particular; (iii) is financially able to bear the economic risks of an investment in ITI; and (iv) has such knowledge and experience in financial and business matters in general and with respect to investments of a nature similar to the ITI Common Stock so as to be capable, by reason of such knowledge and experience, of evaluating the merits and risks of, and making an informed business decision with regard to, the acquisition of the ITI Common Stock. All of the SCP Shareholders approving the Share Exchange understand and agree that the certificates evidencing the ITI Common Stock shall bear the usual restrictive legend pertaining to Rule 144 under the Securities Act and that the ITI Common Stock will not be

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


         transferable except under an effective registration statement under the Securities Act or in accordance with available exemptions from registration under the Securities Act. There are no more than 35 non-accredited investors among the SCP Shareholders.


                                   ARTICLE IV
                      REPRESENTATIONS AND WARRANTIES OF ITI

Except as expressly set forth and specifically identified by the section number of this Agreement in the schedule delivered by ITI to SCP contemporaneously with the execution of this Agreement (the "ITI DISCLOSURE SCHEDULE"), ITI represents, warrants, and covenants to SCP as follows:

4.1 ORGANIZATION AND QUALIFICATION. ITI is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to (a) own, lease and operate its properties and assets as they are now owned, leased and operated and (b) carry on its business as currently conducted and as proposed to be conducted. ITI is duly qualified or licensed to do business in each jurisdiction in which the failure to be so qualified or licensed could have a Material Effect.

4.2 CAPITALIZATION. The authorized equity securities of ITI consist of 50,000,000 shares of common stock, $0.001 par value per share, of which 1,184,847 shares are issued and outstanding, and 1,000,000 shares of preferred stock, $0.01 par value per shares, none of which is issued or outstanding. All of the issued and outstanding shares of capital stock of ITI are validly issued, fully paid, and nonassessable, and none of such shares has been issued in violation of the preemptive rights of any person. The ITI Common Stock shall be validly issued, fully paid, and nonassessable at the time of Closing.

4.3 SUBSIDIARIES AND AFFILIATES. Except as set forth in SECTION 4.3 of the ITI Disclosure Schedule, ITI does not own or hold, directly or indirectly, any equity, debt, or other interest in any entity or business or any option to acquire any such interest.

4.4 OPTIONS OR OTHER RIGHTS. Except as set forth in SECTION 4.4 of the ITI Disclosure Schedule, no options, warrants, calls, commitments or other rights to acquire, sell or issue shares of capital stock or other equity interests of ITI whether upon conversion of other securities or otherwise, are issued or outstanding except as set forth in the ITI Disclosure Schedule, and there is no agreement or understanding with respect to the voting of such capital stock or other equity interests.

4.5 VALIDITY AND EXECUTION OF AGREEMENT. ITI has the full legal right, capacity, and power required to enter into, execute, and deliver this Agreement and to carry out the transactions contemplated, subject to approval of the shareholders of ITI and the terms set forth in this Agreement. This Agreement has been duly and validly executed on behalf of ITI and is a valid and binding obligation of ITI, enforceable in accordance with its terms, subject to the qualification that enforcement of the rights and remedies created hereby is subject to (a) bankruptcy, insolvency, reorganization, moratorium and other laws of general application

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


         affecting the rights and remedies of creditors and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

4.6 NO CONFLICT. Except as set forth in SECTION 4.6 of the ITI Disclosure Schedule and to the knowledge of ITI, none of the execution, delivery, or performance of this Agreement does or will: (a) result in any violation or be in conflict with or constitute a default under any term or provision of the Articles of Incorporation or bylaws of ITI or any term or provision of any judgment, decree, order, statute, injunction, rule, or regulation applicable to ITI that would cause a Material Effect, or of any material note, bond, mortgage, indenture, lease, license, franchise, agreement, or other instrument or obligation to which ITI is bound that would cause a Material Effect; (b) result in the creation of any Encumbrance upon any of the properties or assets of ITI pursuant to any such term or provision that would cause a Material Effect; or (c) constitute a default under, terminate, accelerate, amend or modify, or give any party the right to terminate, accelerate, amend, modify, abandon, or refuse to perform or comply with, any material contract, agreement, arrangement, commitment, or plan to which ITI is a party, or by which ITI or any of its properties or assets may be subject or bound that would cause a Material Effect.

4.7      CONSENTS  AND  APPROVALS.   No  federal,  state,  or  other  regulatory
         approvals are required to be obtained, nor any regulatory requirements complied with, by ITI in connection with the Share Exchange.

4.8      VIOLATION OF LAWS, PERMITS, ETC.

         (a) ITI is not in violation of any term or provision of its Articles of Incorporation or bylaws, or of any material term or provision of any judgment, decree, order, statute, law, injunction, rule, ordinance, or governmental regulation that is applicable to it and where the failure to comply with which would have a Material Effect.

         (b) ITI has maintained in full force and effect all certificates, licenses, and permits material to the conduct of its business, and has not received any notification that any revocation or limitation thereof is threatened or pending.

4.9 BOOKS AND RECORDS. The books and records of ITI (including, without limitation, the books of account, minute books, and stock record books) are complete and correct in all material respects and have been maintained in accordance with sound business practices. The minute books of ITI are complete and current in all material respects and, as applicable, accurately reflect all actions taken by the shareholders and the board of directors of ITI since the date of inception of ITI, and all signatures contained therein are the true signatures of the persons whose signatures they purport to be.

4.10 ITI FINANCIAL STATEMENTS. The unaudited balance sheet of ITI as of September 30, 2002, and the related unaudited statement of operations and statement of cash flows for the nine months then ended, together with the audited balance sheets of ITI as of December 31, 2001 and 2000, and the related audited statements of operations, statements of cash flow and statements of shareholders equity for the years then ended (the "ITI FINANCIAL

Share Exchange Agreement - Page 17

         STATEMENTS"), true and complete copies of which have been delivered to SCP, present fairly, in all material respects, the financial position of ITI as at such dates and the results of operations of ITI for the periods then ended, in accordance with GAAP consistently applied for the periods covered thereby. ITI has advised SCP that the SEC has reviewed the adequacy of the audit report covering the financial statements for the fiscal year ended December 31, 2001 and that ITI is required to amend its financial statements for the 2001 fiscal year and all interim 2002 financial statements (the "2001 AUDIT REPORT ISSUE"). The 2001 Audit Report Issue shall be resolved prior to Closing. All amendments filed with the SEC shall present fairly in all material respects the financial position of ITI as at such dates and the results of operations of ITI for the periods then ended, in accordance with GAAP consistently applied for the periods covered thereby.

4.11 UNDISCLOSED LIABILITIES. To the knowledge of ITI, ITI does not have any Liabilities of a kind required by GAAP to be set forth on a financial statement that is not fully and adequately reflected or reserved against on the ITI Financial Statements. ITI does not have any Liabilities, whether or not of a kind required by GAAP to be set forth on a financial statement, other than (a) Liabilities incurred in the ordinary course of business since the date of the latest balance sheet included in the ITI Financial Statements that are consistent with past practice and are included in the latest ITI Financial Statements, (b) Liabilities that are fully reflected on or reserved against on the latest balance sheet included in the ITI Financial Statements, or (c) as specifically disclosed in the ITI Financial Statements. Immediately prior to Closing, the only Liabilities outstanding shall be those related to the Share Exchange and shall not exceed $25,000.

4.12 ASSETS; TITLE TO PROPERTY; ENCUMBRANCES. ITI has good and indefeasible title to and other legal right to use all properties and assets, real, personal and mixed, tangible and intangible, reflected as owned on the latest balance sheet included in the ITI Financial Statements or acquired after the date of such balance sheet, except for properties and assets disposed of in accordance with customary practice in the business or disposed of for full and fair value since the date of such balance sheet in the ordinary course of business consistent with past practice and except for matters that would not have a Material Effect. The assets listed on the balance sheet included in the ITI Financial Statements constitute all of the assets, tangible and intangible, of any nature whatsoever, necessary to operate ITI's business in the manner presently operated by ITI and include all operating assets of ITI. Such assets are owned free and clear of any Encumbrances, other then liens for Taxes for the current year which are not yet due and payable and those listed in SECTION 4.12 of the ITI Disclosure Schedule.

4.13 TAXES. All Tax Returns, reports and declarations of estimated tax or estimated tax deposit forms required to be filed by ITI have been duly and timely filed; ITI has paid all Taxes which have become due whether pursuant to such returns or any assessment received by it or otherwise, and has paid all installments of estimated Taxes due; and all Taxes which ITI is required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper Governmental or Regulatory Body. There are no tax liens upon any of the assets or properties of ITI except for Liens for Taxes not yet due. ITI is not a

Share Exchange Agreement - Page 18
         party to any Settlement Agreement, and ITI does not have any obligation to make payments under any Settlement Agreement.

4.14     LITIGATION.

         (a) There is no action, proceeding, investigation, or inquiry pending or, to the best of ITI's knowledge, threatened (i) against or affecting any of ITI's assets or business or (ii) that questions this Agreement or any action contemplated by this Agreement or in connection with the Share Exchange.

         (b) ITI has no knowledge of any state of facts or of the occurrence or nonoccurrence of any event or group of related events, that should reasonably cause ITI to determine that there exists any basis for any material claim against ITI for any of the matters described in paragraph (a) above.

4.15 CONTRACTS AND OTHER AGREEMENTS. SECTION 4.15 to the ITI Disclosure Schedule contains a complete and correct list as of the date hereof of all agreements, contracts, and commitments (and all amendments thereto), written or oral, to which ITI is a party or by which any of its properties is bound. ITI has made available to SCP complete and correct copies of all written agreements, contracts, and commitments, together with all amendments thereto, and accurate (in all material respects) descriptions of all material oral agreements. Such agreements, contracts, and commitments are in full force and effect, and, to the best of ITI's knowledge, all other parties to such agreements, contracts, and commitments have performed all obligations required to be performed by them to date thereunder in all material respects and are not in default thereunder in any material respect. ITI has represented to SCP that it intends to discontinue its present business operations immediately prior to the Effective Time by transferring such operations to AVL Information Systems Ltd. AVL Information Systems Ltd. shall assume all liabilities associated with the operations.

4.16 COMPENSATION ARRANGEMENTS; OFFICERS, DIRECTORS AND EMPLOYEES. ITI does not pay any compensation to any of its officers and directors and has no employees. ITI has not made a commitment or agreement (verbally or in writing) to pay any compensation to such persons and ITI is not a party to any compensation arrangements, except for an agreement to issue 1,315,153 shares of its common stock to Peter Fisher and Tyler Fisher and to register such shares in a registration statement on Form S-8 (the "FISHER COMPENSATION"). The registration statement shall be filed after the Closing and shall include the Fisher Compensation shares, as well as other compensation-based securities.

4.17 ERISA. There are no Plans maintained for the benefit of, or covering, any employee, former employee, independent contractor or former independent contractor of ITI or their dependents or their beneficiaries, or otherwise, now or heretofore contributed to by ITI and no such Plan is or has ever been subject to ERISA.

4.18 OPERATIONS. Except as expressly authorized by this Agreement, or except as set forth in SECTION 4.18 to the ITI Disclosure Schedule, since the date of the latest ITI Financial Statements, ITI has not:

Share Exchange Agreement - Page 19

         (a) amended its Articles of Incorporation or By-Laws or merged with or into or consolidated with any other entity, or changed or agreed to rearrange in any manner the character of the business of ITI;

         (b) issued, granted, delivered, or sold, or authorized or proposed to issue, grant, deliver, or sell, or purchased or proposed the purchase of, any shares of ITI capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating ITI to issue or purchase any such shares or other convertible securities, or accelerate the vesting of any stock options, except for the Fisher Compensation;

         (c) entered into, amended or terminated any (i) employment agreement or collective bargaining agreement, (ii) adopted, entered into or amended any arrangement which is, or would be, a Plan or (iii) made any change in any actuarial methods or assumptions used in funding any Plan or in the assumptions or factors used in determining benefit equivalencies thereunder;

         (d) issued any note, bond or other debt security, created, incurred or assumed any indebtedness for borrowed money other than in the ordinary course of business in connection with trade payables, or guaranteed any indebtedness for borrowed money or any capitalized lease obligation;

         (e) declared, set aside or paid any dividends or declared or made any other distributions of any kind to the shareholders, or split, combined or reclassified any of its capital stock or issued or authorized the issuance of any other securities, or repurchased, redeemed or otherwise acquired, directly or indirectly, any shares of the capital stock (or options, warrants or other rights exercisable therefore), or made any direct or indirect redemption, retirement, purchase or other acquisition of any shares of its capital stock or other equity interests;

         (f) knowingly waived any right of material value to the business of ITI;

         (g) made any change in its accounting methods or practices or made any changes in depreciation or amortization policies or rates adopted by it or made any material write-down of inventory or material write-off as uncorrectable of accounts receivable;

         (h) made any wage or salary increase or other compensation payable or to become payable or bonus, or increase in any other direct or indirect compensation, for or to any of its officers, directors, employees, consultants, agents or other representatives, or any accrual for or commitment or agreement to make or pay the same, other than increases made in the ordinary course consistent with past practice, except for the Fisher Compensation;

Share Exchange Agreement - Page 20

         (i) entered into any transactions with any of its affiliates, shareholders, officers, directors, employees, consultants, agents or other representatives (other than employment arrangements made in the ordinary course of business consistent with past practice), or any affiliate of any shareholder, officer, director, consultant, employee, agent or other representative, except for the Fisher Compensation;

         (j) made any payment or commitment to pay any severance or termination pay to any person or any of its officers, directors, employees, consultants, agents or other representatives, other than payments or commitments to pay such persons or their officers, directors, employees in the ordinary course of business, except for the Fisher Compensation;

         (k) except in the ordinary course of business and subject to the provisions of SECTION 5.2 hereof, (i) entered into any lease (as lessor or lessee), (ii) sold, abandoned or made any other disposition of any of its assets or properties other than in the ordinary course of business consistent with past practice,
                  (iii) granted or suffered any Lien on any of its assets or properties other than sales of inventory in the ordinary course of business, or (iv) entered into or amended any material contract or other agreement to which it is a party, or by or to which it or its assets or properties are bound or subject, or pursuant to which it agrees to indemnify any person or to refrain from competing with any person, in each case or type required to be disclosed pursuant to SECTION 4.15 hereof;

         (l) except in the ordinary course of business, incurred or assumed any debt, obligation or liability (whether absolute or contingent and whether or not currently due and payable), except for the $50,000 loan by SCP;

         (m) except for inventory or equipment acquired in the ordinary course of business, made any acquisition of all or any part of the assets, properties, capital stock or business of any other person;

         (n) except in the ordinary course of business, paid, directly or indirectly, any of its Liabilities before the same became due in accordance with their terms or otherwise than in the ordinary course of business, except to obtain the benefit of discounts available for early payment;

         (o) except in the ordinary course of business, created, incurred or assumed any indebtedness for borrowed money, or guaranteed any indebtedness for borrowed money or any capitalized lease obligation;

         (p) except in the ordinary course of business, made any capital expenditures or commitments for capital expenditures;

         (q) except in the ordinary course of business and subject to the provisions of SECTION 5.2 hereof, terminated, failed to renew, amended or entered into any contract or other agreement of a type required to be disclosed pursuant to SECTION 4.15;

Share Exchange Agreement - Page 21

         (r) acquired or agreed to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof;

         (s) granted any loans to others or purchased debt securities of others or amended the terms of any outstanding loan agreement;

         (t) except for the 2003 Stock Plan, adopted any employee benefit plan, or entered into any employment contract;

         (u) except for the receivable from AVL Information Systems Ltd. and its subsidiary, revalued any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable;

         (v) made or changed any material election in respect of Taxes, adopted or changed any accounting method in respect of Taxes, entered into any closing agreement, settled any claim or assessment in respect of Taxes, or consented to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes; or

         (w) took, or agreed in writing or otherwise to take, any of the actions described in subsections (a) through (v) above, or any other action that would prevent ITI from performing or cause ITI not to perform its covenants hereunder, or any other action not in the ordinary course of the business or inconsistent with past practice of ITI.

4.19 INTELLECTUAL PROPERTY. ITI possesses all of the necessary Intellectual Property necessary to conduct its business in the manner that is currently being conducted and anticipates conducting in the future. All of such Intellectual Property is held in the name of ITI. To the knowledge of ITI, none of the Intellectual Property of ITI infringes upon the rights of any other person in any material respect or, to the knowledge of ITI, is so infringed upon by any other person or its property. ITI has not received any notice of any claim of any other person relating to any of the Intellectual Property or any process or confidential information of ITI and does not know of any basis for any such charge or claim. Except for the Intellectual Property, no other material intellectual property or intangible property rights are required for ITI to conduct the business of ITI in the ordinary course consistent with past practice. Except as separately identified in
         SECTION 4.19 of the ITI Disclosure Schedule, no approval or consent of any person is needed so that the interest of ITI in the Intellectual Property shall continue to be in full force and effect and enforceable by ITI following the transactions contemplated by this Agreement.

4.20 INSURANCE. ITI has not maintained any policies of insurance for its operations

4.21 LICENSES AND PERMITS. Except as set forth in SECTION 4.21 of the ITI Disclosure Schedule, no Permits are required to be obtained by ITI in connection with its properties or the business of ITI. ITI has not received any notice of any claim of revocation of any such Permit and has

Share Exchange Agreement - Page 22
         no knowledge of any event, which would be likely to give rise to such a claim. Further, ITI has not received any notice or other communication from any Governmental or Regulatory Body regarding any actual, alleged, possible or potential violation of, or failure to comply with, any Legal Requirement.

4.22 NO MATERIAL ADVERSE CHANGE. Since the date of the ITI Financial Statements, there has not been any material adverse change in the business, operations, prospects, assets, results of operations or condition (financial or other) of ITI, and no event has occurred or circumstances exist that may result in such a material adverse change.

4.23 BROKERS. All negotiations relating to this Agreement and the transactions contemplated hereby have been carried out by SCP directly with ITI without the intervention of any other person on behalf of ITI in such manner as to give rise to any valid claim by any person against SCP or ITI for a finder's fee, brokerage commission or similar payment.

4.24 APPROVAL OF SHARE EXCHANGE. The board of directors of ITI has approved the Share Exchange without reservation or qualification.

4.25 SEC REPORTING STATUS. ITI filed a registration statement under the Securities Act of 1933, which was declared effective on April 11, 2001. Since that date, except for those reports affected by the 2001 Audit Report Issue, ITI has filed with the Securities and Exchange Commission ("SEC") all reports required to be filed (the "ITI SEC REPORTS") pursuant to Section 15(d) of the Securities Exchange Act of 1934 (the "EXCHANGE ACT") in a timely manner, except for the following reports:
         Form 10-QSB for the quarter  ended June 30,  2001 (filed  September  7,
         2001), Form 8-K dated October 5, 2001 regarding a change of accountants (filed October 17, 2001), Form 10-QSB for the quarter ended September 30, 2001 (filed December 6, 2001), and Form 8-K dated December 19, 2002 regarding a change of accountants (filed January 21, 2003). It has not filed a certification on Form 15 pursuant to Rule 12h-3 of the Exchange Act. Except for the disclosures encompassed by the 2001 Audit Report Issue, the ITI SEC Reports (i) at the time they were filed, complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.26 INVESTMENT COMPANY. ITI is not an investment company within the meaning of Section 3 of the Investment Company Act.

4.27 TRADING STATUS. The ITI Common Stock is quoted on the OTC Bulletin Board under the symbol "ITCK". As of March 5, 2003, an "E" has been appended to the symbol due to the 2001 Audit Report Issue. Other than this matter, there is no action or proceeding pending or, to the knowledge of ITI, threatened against ITI by NASDAQ or the National Association of Securities Dealers with respect to any intention by such entities to delist the common stock of ITI from the OTC Bulletin Board. ITI shall file amended reports with the SEC, as set

Share Exchange Agreement - Page 23
         forth in SECTION 4.10 above, as a condition to Closing and prior to April 4, 2003, to have the "E" removed from its trading symbol.

4.28 DISCLOSURE. To the knowledge of ITI, neither this Agreement, nor any Schedule to this Agreement, contains an untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein not misleading.

4.29 COMPLIANCE WITH THE FOREIGN CORRUPT PRACTICES ACT. ITI and its representatives have not, to obtain or retain business, directly or indirectly offered, paid, or promised to pay, or authorized the payment of, any money or other thing of value (including any fee, gift sample, travel expense or entertainment with a value in excess of $100.00 in the aggregate to any one individual in any year) or any commission payment in excess of 1% of any amount payable, to: (a) any person who is an official, officer, agent, employee or representative of any Governmental or Regulatory Body or of any existing or prospective customer (whether government owned or nongovernment owned); (b) any political party or official thereof; (c) any candidate for political or political party office; or (d) any other individual or entity; while knowing or having reason to believe that all or any portion of such money or thing of value would be offered, given, or promised, directly or indirectly, to any such official, officer, agent, employee, representative, political party, political party official, candidate, individual, or any entity affiliated with such customer, political party or official or political office. ITI has made all payments to third parties by check mailed to such third parties' principal place of business or by wire transfer to a bank located in the same jurisdiction as such party's principal place of business. Each transaction is properly and accurately recorded on the books and records of ITI, and each document upon which entries in ITI's books and records are based is complete and accurate in all respects. ITI maintains a system of internal accounting controls adequate to insure that ITI maintains no off-the-books accounts and that ITI's assets are used only in accordance with ITI's management directives.

4.30 LOAN. ITI acknowledges that it has received the sum of fifty thousand dollars ($50,000) from SCP and has entered into a promissory note with SCP for the repayment of such monies.


                                    ARTICLE V
                            ACTIONS PRIOR TO CLOSING

5.1 CORPORATE EXAMINATIONS AND INVESTIGATIONS. At or prior to the Closing Date, each of ITI and SCP shall be entitled to make such investigation of the assets, properties, business and operations of the other and such examination of the books, records, Tax Returns, financial condition and operations of the other as each may wish. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances and ITI and SCP shall cooperate fully therein. In order that each of ITI and SCP may have full opportunity to make such a business, accounting and legal review, examination or investigation as it may wish of the business and affairs of the other, ITI or SCP, as the case may be, shall furnish to the other during such period all such information and copies of such documents concerning its affairs as ITI or SCP may reasonably request and cause its officers,

Share Exchange Agreement - Page 24
         employees, consultants, agents, accountants and attorneys to cooperate fully and provide all material facts affecting its financial condition and business operations. Until the Closing and if the Closing shall not occur, thereafter, ITI, SCP, and its respective affiliates shall keep confidential and shall not use in any manner inconsistent with the transactions contemplated by this Agreement and after termination of this Agreement, ITI, SCP, and its respective affiliates shall not disclose, nor use for their own benefit, any information or documents obtained from the other concerning its assets, properties, business and operations, unless (a) readily ascertainable from public or published information, or trade sources, (b) received from a third party not under an obligation to ITI or SCP, as the case may be, to keep such information confidential or (c) required by any Law or Order. If this transaction does not close for any reason, ITI, SCP, and its respective affiliates shall return or destroy all such confidential information and compilations thereof as is practicable, and shall certify such destruction or return to ITI or SCP, as the case may be.

5.2 CONDUCT AND PRESERVATION OF BUSINESS OF ITI. From the date hereof through the Closing Date, ITI shall cause its corporate existence and status as a reporting issuer with the SEC to be continued in the ordinary course and to file all required reports in a timely manner, to pay the debts and Taxes as they come due, and to pay or perform other obligations when due. ITI covenants that, except with the prior written consent of SCP, which consent shall not be unreasonably withheld, ITI will not:

         (a) Do any, or agree to do any, of the restricted acts set forth in SECTION 4.18 hereof, or enter into any agreement of a nature set forth in SECTION 4.15 hereof; or

         (b) Enter into any transaction other than those related to the transfer of the business to AVL Information Systems Ltd.

5.3 CONDUCT AND PRESERVATION OF BUSINESS OF SCP. From the date hereof through the Closing Date, SCP shall cause its business to be conducted in the ordinary course and in the same manner as it has been conducted since its inception, to pay the debts and Taxes as they come due, and to pay or perform other obligations when due. SCP covenants that, except with the prior written consent of ITI, which consent shall not be unreasonably withheld, SCP will not:

         (a) Do any, or agree to do any, of the restricted acts set forth in SECTION 3.20 hereof, or enter into any agreement of a nature set forth in SECTION 3.16 hereof; or

         (b) Enter into any transaction other than in the ordinary course of business.

         Further, SCP shall use commercially reasonable efforts to (i) preserve intact its business, assets, properties and organizations, (ii) keep available the services of its present officers, employees, consultants and agents; and (iii) maintain its present suppliers and customers and preserve its goodwill.

5.4 ADVICE OF CHANGES. SCP will promptly advise ITI in writing from time to time prior to the Closing with respect to any matter hereafter arising and known to them that, if existing or occurring at the date of this Agreement, would have been required to be set forth or

Share Exchange Agreement - Page 25
         described in the SCP Disclosure Schedule or would have resulted in any representation of SCP in this Agreement being untrue. ITI will promptly advise SCP in writing from time to time prior to the Closing with respect to any matter hereafter arising and known to it that, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in the ITI Disclosure Schedule or would have resulted in any representation of ITI in this Agreement being untrue in any material respect.

5.5 NO NEGOTIATION. Until such time as this Agreement shall be terminated pursuant to SECTION 9.1 hereof, neither SCP nor ITI shall directly or indirectly solicit, initiate, encourage or entertain any inquiries or proposals from, discuss or negotiate with, provide any nonpublic information to or consider the merits of any inquiries or proposals from any person relating to any business combination transaction involving SCP or ITI, including a merger or consolidation transaction, or the sale of business or assets. Notwithstanding the foregoing, SCP shall not be restricted from entering into any form of joint venture agreement in furtherance of its business objectives or from selling shares of its common stock.

5.6 OTC BULLETIN BOARD. ITI will use its best efforts to maintain the listing on the OTC Bulletin Board of the ITI Common Stock. ITI shall take the necessary action to notify NASD Regulation of the Share Exchange in a timely manner.

5.7 SEC REPORTS. ITI shall file with the SEC all reports and other documents that are required by the Exchange Act and the rules and regulations promulgated thereunder to be filed in connection with this transactions contemplated by this Agreement. In addition, prior to the Closing and prior to April 4, 2003, ITI shall file with the SEC an amended Form 10-KSB for the fiscal year ended December 31, 2001, and amended Form 10-QSB reports for the quarters ended March 31, 2002, June 30, 2002, and September 30, 2002, and take any and all actions necessary to resolve the 2001 Audit Report Issue .

5.8 SHAREHOLDER APPROVAL. SCP and ITI shall, as expeditiously as possible, take all actions necessary to obtain the approval of its shareholders of the transactions contemplated by this Agreement as required by the laws of Wyoming and Nevada, respectively.

5.9 OTHER AGREEMENTS. SCP and ITI agree to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including, without limitation, the obtaining of all necessary waivers, consents and approvals and the effecting of all necessary registrations and filings, including, but not limited to, submissions of information requested by Governmental or Regulatory Bodies and any other persons required to be obtained by them for the consummation of the closing and the continuance in full force and effect of the permits, contracts and other agreements set forth on the Schedules to this Agreement.


Share Exchange Agreement - Page 26

                                   ARTICLE VI
                         CONDITIONS PRECEDENT TO CLOSING

6.1 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF ITI TO COMPLETE THE CLOSING. The obligations of ITI to enter into and complete the Closing are subject to the fulfillment of the following conditions, any one or more of which may be waived by ITI:

         (a) (i) All of the terms, covenants, and conditions of this Agreement to be complied with or performed by SCP at or before the Closing shall have been duly complied with and performed in all material respects, (ii) the representations and warranties of SCP set forth in Article III shall be true in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing, and (iii) ITI shall have received a certificate to such effect from SCP, specifically referencing SECTIONS 3.7 AND 3.8. SCP shall provide a certificate as to the representations contained in
                  SECTION 3.2.

         (b) All consents, waivers, approvals, licenses, authorizations of, or filings or declarations with third parties or Governmental or Regulatory Bodies required to be obtained by SCP in order to permit the transactions contemplated by this Agreement to be consummated in accordance with agreements and court orders applicable to SCP and applicable governmental laws, rules, regulations and agreements shall have been obtained and any waiting period thereunder shall have expired or been terminated, and ITI shall have received a certificate from SCP to such effect.

         (c) All actions, proceedings, instruments, and documents in connection with the consummation of the transactions contemplated by this Agreement, including the forms of all documents, legal matters, opinions, and procedures in connection therewith, shall have been approved in form and substance by counsel for ITI, which approval shall not be unreasonably withheld.

         (d)      SCP  shall  have  furnished  such   certificates  to  evidence
                  compliance with the conditions set forth in this Article, as may be reasonably requested by ITI or its counsel.

         (e)      SCP shall not have suffered any Material Effect.

         (f) No material information or data provided or made available to ITI by or on behalf of SCP shall be incorrect in any material respect.

         (g) No investigation and no suit, action, or proceeding before any court or any governmental or regulatory authority shall be pending or threatened by any state or federal governmental or regulatory authority, against SCP or any of its affiliates, associates, officers, or directors seeking to restrain, prevent, or change in any material respect the transactions contemplated hereby or seeking damages in connection with such transactions that are material to SCP.


Share Exchange Agreement - Page 27

         (h) SCP shall have received the necessary approvals from at least 90% of its shareholders to proceed with the transactions contemplated herein.

         (i) SCP shall have completed an audit of its financial statements and prepared unaudited financial statements, if necessary, so as to allow ITI to comply with its reporting requirements to the SEC in connection with the proposed transaction. The audit shall confirm the existence of SCP's business operations as described in its Business Plan dated November 7, 2002.

         (j) The issuance of the ITI Common Stock shall be exempt from the registration requirements of the Securities Act pursuant to the exemption contained in Rule 506 of Regulation D.

6.2 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SCP TO COMPLETE THE CLOSING. The obligations of SCP to enter into and complete the Closing are subject to the fulfillment on or prior to the Closing Date, of the following conditions, any one or more of which may be waived by SCP:

         (a) (i) All of the terms, covenants, and conditions of this Agreement to be complied with or performed by ITI at or before the Closing shall have been duly complied with and performed in all material respects, (ii) the representations and warranties of ITI set forth in Article IV shall be true in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing, and (iii) SCP shall have received a certificate to such effect from ITI. ITI shall provide a certificate from its transfer agent as to the representations contained in SECTION 4.2.

         (b) All consents, waivers, approvals, licenses, authorizations of, or filings or declarations with third parties or Governmental or Regulatory Bodies required to be obtained by ITI in order to permit the transactions contemplated by this Agreement to be consummated in accordance with agreements and court orders applicable to ITI and applicable governmental laws, rules, regulations and agreements shall have been obtained and any waiting period thereunder shall have expired or been terminated, and SCP shall have received a certificate from ITI to such effect.

         (c) All actions, proceedings, instruments, and documents in connection with the consummation of the transactions contemplated by this Agreement, including the forms of all documents, legal matters, opinions, and procedures in connection therewith, shall have been approved in form and substance by counsel for SCP, which approval shall not be unreasonably withheld.

         (d)      ITI  shall  have  furnished  such   certificates  to  evidence
                  compliance with the conditions set forth in this Article, as may be reasonably requested by SCP or its counsel.

         (e)      ITI shall not have suffered any Material Effect.

Share Exchange Agreement - Page 28

         (f) No material information or data provided or made available to SCP by or on behalf of ITI shall be incorrect in any material respect.

         (g) No investigation and no suit, action, or proceeding before any court or any governmental or regulatory authority shall be pending or threatened against ITI and no investigation and no suit, action, or proceeding before any court or any governmental or regulatory authority shall be pending or threatened against any of its affiliates, associates, officers, or directors seeking to restrain, prevent, or change in any material respect the transactions contemplated hereby or seeking damages in connection with such transactions.

         (h) The ITI Common Stock shall be approved for listing on the OTC Bulletin Board, the "E" shall be removed from ITI's trading symbol, and ITI shall not have received notification from NASDAQ that it is not in compliance with the rules and regulations or that its common stock is going to be delisted from the OTC Bulletin Board.

         (i) ITI shall satisfy, in a timely manner, the filing requirements set forth in Section 15(d) of the Exchange Act.

         (j) SCP Shareholders holding no more than 10% of the issued and outstanding SCP common stock shall have perfected appraisal rights for their shares in accordance with the Wyoming Law.

         (k) ITI shall have obtained shareholder approval of the Share Exchange and for an amendment to its articles of incorporation to effect a name change to "China Wireless Communications Inc." ITI shall have obtained a new CUSIP number for the common stock in connection with the name change and requested a new trading symbol from the OTC Bulletin Board.

         (l) The outstanding shares of ITI common stock shall not exceed 2,500,000 shares and ITI shall not have any options, warrants, convertible notes, or other securities convertible into ITI capital stock outstanding immediately prior to Closing.

         (m) SCP shall have received from ITI written resignations from all of the officers and from all of the directors except for Peter Fisher, such resignations to be effective upon the Closing. ITI shall have taken any and all necessary steps, as determined by SCP, in its sole discretion, to insure the election of SCP's nominees to ITI's Board of Directors, and the appointment of SCP's nominees as officers of ITI, such elections and appointments to be effective upon the Closing.

         (n) ITI shall have discontinued all of its presently existing business operations, and AVL Information Systems Ltd. shall have assumed all liabilities relating to such business operations. ITI shall provide a schedule of the liabilities assumed by AVL. The only liabilities of ITI existing as of the Effective Date shall be those incurred in connection with the transactions contemplated by this Agreement. Such liabilities are expected to include fees to the transfer agent, a fee for the new CUSIP number,

Share Exchange Agreement - Page 29
                  auditing fees of ITI, and fees of ITI's counsel related to the preparation and filing of the Form 8-K disclosing the completion of this transaction and the preparation and filing of the S-8 registration statement, and shall not exceed $25,000. ITI shall provide a schedule of these liabilities as they exist immediately prior to Closing.

         (o) ITI shall have filed amended reports with the SEC as set forth in SECTION 5.7 and the "E" shall have been removed from its trading symbol.


                                   ARTICLE VII
                             POST-CLOSING COVENANTS

The parties covenant to take the following actions after the Closing Date:

7.1 FURTHER INFORMATION. Following the Closing, each party will afford to the other party, its counsel and its accountants, during normal business hours, reasonable access to the books, records and other data of SCP or ITI, as the case may be, relating to the business of SCP or ITI in their possession with respect to periods prior to the Closing and the right to make copies and extracts therefrom, to the extent that such access may be reasonably required by the requesting party (a) to facilitate the investigation, litigation and final disposition of any claims which may have been or may be made against any party or its affiliates and (b) for any other reasonable business purpose.

7.2 RECORD RETENTION. Each party agrees that for a period of not less than five years following the Closing Date, such party shall not destroy or otherwise dispose of any of the Books and Records of SCP or ITI relating to the business of SCP or ITI in his or its possession with respect to periods prior to the Closing Date. Each party shall have the right to destroy all or part of such Books and Records after the fifth anniversary of the Closing Date or, at an earlier time by giving each other party hereto 30 days prior written notice of such intended disposition and by offering to deliver to the other party or parties, at the other party's or parties' expense, custody of such Books and Records as such party may intend to destroy.

7.3 POST-CLOSING ASSISTANCE. SCP and ITI will provide each other with such assistance as may reasonably be requested in connection with the preparation of any Tax Return, any audit or other examination by any taxing authority, or any judicial or administrative proceedings relating to liability for Taxes, and each will retain and provide the requesting party with any records or information that may be reasonably relevant to such return, audit or examination, proceedings or determination. The party requesting assistance shall reimburse the other party for reasonable out-of-pocket expenses incurred in providing such assistance. Any information obtained pursuant to this SECTION 7.3 or pursuant to any other Section hereof providing for the sharing of information or the review of any Tax Return or other schedule relating to Taxes shall be kept confidential by the parties hereto.

7.4 SEC REPORTING. With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the ITI Common Stock to

Share Exchange Agreement - Page 30
         the public without registration, from and after the Closing, the new management of ITI will use its best efforts to:

         (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times; and

         (b) file with the SEC in a timely manner all reports and other documents required of ITI under the Exchange Act.

7.5 S-8 REGISTRATION STATEMENT. The new management of ITI shall file a registration statement on Form S-8 covering the Fisher Compensation and the compensation shares of new management.


                                  ARTICLE VIII
                                    SURVIVAL

8.1 SURVIVAL OF AGREEMENTS, REPRESENTATIONS AND WARRANTIES. Notwithstanding any investigation conducted or notice or knowledge obtained by or on behalf of any party hereto, each agreement in this Agreement shall survive the Closing without limitation as to time until fully performed and each representation and warranty in this Agreement or in the
         Exhibits, Schedules or certificates delivered pursuant to this Agreement shall survive the Closing for a period of two years (other than the representations and warranties contained in SECTION 3.5 which shall survive the Closing without limitation as to time, and other than the representations and warranties contained in SECTION 3.14, which shall survive the Closing until the earlier of (i) three and one-half years from the Closing Date and (ii) three years following the date on which ITI files the Tax Return relating to the taxable period from January 1, 2002 through the Closing Date). Notice must be given to the party from whom indemnification is sought of any claim for indemnification under Article VIII prior to the termination of the relevant survival period.


                                   ARTICLE IX
                            TERMINATION OF AGREEMENT

9.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing as follows:

         (a)      by mutual written consent of ITI and SCP;

         (b) by ITI or SCP by written notice to the other party hereto, if the Closing shall not have occurred on or prior to the close of business on April 14, 2003 (unless such event has been caused by a breach of this Agreement by the party seeking such termination);

Share Exchange Agreement - Page 31

         (c) by ITI or by SCP if a Governmental or Regulatory Body has permanently enjoined or prohibited consummation of the Share Exchange and such court or government action is final and nonappealable;

         (d) by ITI if SCP has failed to comply in any material respect with any of its covenants or agreements under this Agreement that are required to be complied with prior to the date of such termination; or

         (e) by SCP if ITI has failed to comply in any material respect with any of its covenants or agreements under this Agreement that are required to be complied with prior to the date of such termination.

         Should SCP terminate this Agreement for any reason other than a default by ITI as described in SECTION 9.1(E) hereof, SCP shall be liable for all damages caused by the failure to close. Similarly, if ITI should terminate this Agreement for any reason other than a default by SCP as described in SECTION 9.1(d) hereof, ITI shall be liable for all damages caused by the failure to close.

9.2      SURVIVAL AFTER TERMINATION. If this Agreement is terminated pursuant to
         SECTION 9.1, (a) this Agreement shall become null and void and of no further force and effect, except for the provisions of SECTION 5.1 relating to the obligation to keep confidential certain information and
         (b) there shall be no liability on the part of SCP or ITI or their respective affiliates.


                                    ARTICLE X
                                  MISCELLANEOUS

10.1 EXPENSES. SCP shall be responsible for its own legal and accounting fees, as well as those of ITI, in connection with the Share Exchange, to the extent set forth in SECTION 6.2(N).

10.2 FURTHER ASSURANCES. At any time and from time to time after the Closing Date at the request of ITI, and without further consideration, SCP will execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation and take such other action as ITI may reasonably deem necessary or desirable in order to transfer, convey and assign the Shares to ITI and to assist ITI in exercising all rights with respect thereto. The parties shall use their best efforts to fulfill or obtain the fulfillment of the conditions to the Closing, including, without limitation, the execution and delivery of any document or other papers, the execution and delivery of which are conditions precedent to the Closing.

10.3 NOTICES. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be given personally, sent by facsimile transmission or sent by prepaid air courier or certified or express mail, postage prepaid. Any such notice shall be deemed to have been given (a) when received, if delivered in person, sent by facsimile transmission with receipt of proof of a successful transmission, or sent by prepaid air courier with confirmation of delivery, or (b) three (3) business days following the mailing thereof, if mailed by certified first class mail, postage prepaid, return receipt

Share Exchange Agreement - Page 32
         requested, in any such case as follows (or to such other address or addresses as a party may have advised the other in the manner provided in this SECTION 10.3):

                  If to SCP:

                           Strategic Communications Partners, Inc.
                           7931 S. Broadway Street, Suite 130
                           Littleton, CO 80122
                           Attention:    Phillip Allen, President

                  With a copy to:

                           Berkman, Henoch, Peterson & Peddy, P.C.
                           100 Garden City Plaza
                           Garden City, NY 11530
                           Attention:  Jeffrey M. Stein, Esq.

                  If to ITI:

                           I-Track, Inc.
                           3031 Commerce Drive, Building B
                           Fort Gratiot, MI 48059
                           Attention:    Peter Fisher, President

                  with a copy to:

                           Dill Dill Carr Stonbraker & Hutchings, P.C.
                           455 Sherman Street, Suite 300
                           Denver, Colorado 80203
                           Attention:    Fay M. Matsukage, Esq.

10.4 ARBITRATION. Any dispute, controversy, or claim arising out of, relating to, or in connection with, this Agreement or the agreements or transactions contemplated by this Agreement shall be finally settled by binding arbitration. The arbitration shall be conducted and the arbitrator chosen in accordance with the rule of the American Arbitration Association in effect at the time of the arbitration, except as they may be modified herein or by mutual agreement of ITI and SCP. In connection with any such arbitration, each party shall be afforded the opportunity to conduct discovery in accordance with the Federal Rules of Civil Procedure.

         (a) The seat of the arbitration shall be in Denver, Colorado. Each of SCP and ITI hereby irrevocably submits to the jurisdiction of the arbitrator in Denver, Colorado, and waives any defense in an arbitration based upon any claim that such party is not subject personally to the jurisdiction of such arbitrator, that such arbitration is brought in an inconvenient format, or that such venue is improper.

         (b) The arbitral award shall be in writing and shall be final and binding on each of the parties to this Agreement. The award may include an award of costs, including

Share Exchange Agreement - Page 33
                  reasonable attorneys' fees and disbursements. Judgment upon the award may be entered by any court having jurisdiction thereof or having jurisdiction over the parties or their assets. SCP and ITI acknowledge and agree that by agreeing to these arbitration provisions each of the parties hereto is waiving any right that such party may have to a jury trial with respect to the resolution of any dispute under this Agreement or the agreements or transactions contemplated hereby.

10.5 PUBLICITY. No publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be made without advance approval thereof by ITI and SCP except as may be required by applicable law or the rules and regulations of the applicable regulatory authorities.

10.6 ENTIRE AGREEMENT. This Agreement (including the Exhibits and Schedules) and the agreements, certificates and other documents delivered pursuant to this Agreement contain the entire agreement among the parties with respect to the transactions described herein, and supersede all prior agreements, written or oral, with respect thereto.

10.7 WAIVERS AND AMENDMENTS. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof

10.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without regard to principles of conflicts of law.

10.9 BINDING EFFECT, NO ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement is not assignable by any party hereto without the prior written consent of the other parties hereto except by operation of law and any other purported assignment shall be null and void.

10.10 COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

10.11 EXHIBITS AND SCHEDULES. The Exhibits and Schedules are a part of this Agreement as if fully set forth herein. All references herein to Sections, subsections, clauses, Exhibits and Schedules shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

10.12 EFFECT OF DISCLOSURE ON SCHEDULES. Any item disclosed on any Schedule to this Agreement shall only be deemed to be disclosed in connection with (a) the specific representation and warranty to which such
         Schedule is expressly referenced, (b) any specific representation and warranty which expressly cross-references such Schedule and (c) any specific representation and warranty to which any other Schedule to this Agreement is expressly referenced if such other Schedule expressly cross-references such Schedule.

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10.13    HEADINGS.  The headings in this  Agreement are for reference  only, and shall not affect the interpretation of this Agreement.

10.14 SEVERABILITY OF PROVISIONS. If any provision or any portion of any provision of this Agreement or the application of such provision or any portion thereof to any person or circumstance, shall be held invalid or unenforceable, the remaining portion of such provision and the remaining provisions of this Agreement, or the application of such provision or portion of such provision as is held invalid or unenforceable to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


ITI:                                          SCP:

I-TRACK, INC.                                 STRATEGIC COMMUNICATIONS
                                              PARTNERS, INC.




By:/s/Peter Fisher                            By:/s/Phillip Allen
   ------------------------------                ----------------------------
Name:  Peter Fisher                           Name:  Phillip Allen
Title:   President                            Title:  President




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